Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2011	2010	Change	Change	2011	2010	Change	Change
Kilowatt-Hour Sales-
Total Sales	55,290	56,808	-2.7%		148,489	153,093	-3.0%

Total Retail Sales-	45,969	47,545	-3.3%	0.5%	124,519	126,992	-1.9%	1.1%
Residential	16,678	17,922	-6.9%	-0.3%	42,894	45,762	-6.3%	-0.1%
Commercial	15,401	15,941	-3.4%	0.0%	41,673	42,684	-2.4%	-0.2%
Industrial	13,657	13,446	1.6%	2.0%	39,247	37,836	3.7%	3.9%
Other	233	236	-1.1%	-0.8%	705	710	-0.7%	-0.6%

Total Wholesale Sales	9,321	9,263	0.6%	N/A	23,970	26,101	-8.2%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.